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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Essent Group Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Clarendon House
2 Church Street
Hamilton HM11, Bermuda

April 4, 2014

Dear Shareholder:

        You are cordially invited to attend the Annual General Meeting of Shareholders of Essent Group Ltd. to be held at 8:00 a.m. Atlantic Daylight Time on Tuesday, May 6, 2014, at the Fairmont Southampton Hotel, 101 South Shore Road, Southampton SN02, Bermuda.

        We describe in detail the actions we expect to take at our Annual General Meeting of Shareholders in the attached Notice of Annual General Meeting of Shareholders and proxy statement. Included with this proxy statement is a copy of our Annual Report to Shareholders for our year ended December 31, 2013. We encourage you to read our Annual Report to Shareholders. It includes information about our business as well as our consolidated audited financial statements.

        Please use this opportunity to take part in our corporate affairs by voting on the business to come before the Annual General Meeting of Shareholders. Whether or not you plan to attend our Annual General Meeting of Shareholders, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See "How Do I Vote?" in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the Annual General Meeting of Shareholders or to vote your shares owned of record by you in person for the matters acted upon at the meeting.

        We look forward to seeing you at the Annual General Meeting of Shareholders.

Sincerely,

Mark A. Casale
 Chairman of the Board of Directors,
Chief Executive Officer and President

Clarendon House
2 Church Street
Hamilton HM11, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 6, 2014

TIME AND DATE	8:00 a.m. Atlantic Daylight Time on Tuesday, May 6, 2014.
PLACE	Fairmont Southampton Hotel located at 101 South Shore Road, Southampton SN02, Bermuda
ITEMS OF BUSINESS	(1)	Election of three Class I directors to serve through the 2015 Annual General Meeting of Shareholders;
	(2)	Election of three Class II directors to serve through the 2016 Annual General Meeting of Shareholders;
	(3)	Election of three Class III directors to serve through the 2017 Annual General Meeting of Shareholders;
(4)

Re-appointment PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014 and until our 2015 Annual General Meeting of Shareholders, and referral of the determination of the auditors' compensation to the board of directors; and

	(5)	Any other business that may properly come before the meeting.
RECORD DATE	In order to vote, you must have been a shareholder at the close of business on March 21, 2014.
PROXY VOTING

It is important that your shares be represented and voted at the Annual General Meeting of Shareholders. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual General Meeting of Shareholders by following the instructions in the proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2014: The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2013 Annual Report to Shareholders are available at www.essentgroup.com. These documents are first being mailed to shareholders on or about April 4, 2014. Our 2013 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2013, is not part of the proxy soliciting material.

By order of the Board of Directors,
Dawna Ferguson Secretary

ESSENT GROUP LTD.
CLARENDON HOUSE
2 CHURCH STREET
HAMILTON HM11,
BERMUDA
(441) 297-9901

PROXY STATEMENT
DATED APRIL 4, 2014

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 6, 2014

        We are providing these proxy materials to you in connection with our 2014 Annual General Meeting of Shareholders, which we refer to in this proxy statement as the Annual Meeting. The Annual Meeting will be held at the Fairmont Southampton Hotel, 101 South Shore Road, Southampton SN02, Bermuda, on Tuesday, May 6, 2014 at 8:00 a.m. Atlantic Daylight Time. This proxy statement and our 2013 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2013, are being made available to our shareholders beginning on or about April 4, 2014. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

FREQUENTLY ASKED QUESTIONS

Where and when will the meeting take place?

        The Annual Meeting will be held at 8:00 a.m. Atlantic Daylight Time on Tuesday, May 6, 2014 at the Fairmont Southampton Hotel, 101 South Shore Road, Southampton SN02, Bermuda.

What is the purpose of the Annual Meeting and these materials?

        We are providing these proxy materials in connection with the solicitation by our board of directors of matters to be voted on at the Annual Meeting and any adjournments or postponements of the meeting.

        At the Annual Meeting, you will be asked to vote on the following matters:

  •
  the election of three Class I directors to serve through the 2015 Annual General Meeting of Shareholders;

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  the election of three Class II directors to serve through the 2016 Annual General Meeting of Shareholders;

  •
  the election of three Class III directors to serve through the 2017 Annual General Meeting of Shareholders;

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  the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014 and until our 2015 Annual General Meeting of Shareholders, and the referral of the determination of the auditors' compensation to our board of directors; and

  •
  any other business that may properly come before the meeting and any adjournments or postponements thereof.

What is the board of directors' recommendations?

        Our board of directors recommends a vote:

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  FOR the election of each of Aditya Dutt, Roy J. Kasmar and Andrew Turnbull to serve as Class I directors through the 2015 Annual General Meeting of Shareholders;

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  FOR the election of each of Robert Glanville, Allan Levine and Vipul Tandon to serve as Class II directors through the 2016 Annual General Meeting of Shareholders;

  •
  FOR the election of each of Mark A. Casale, Douglas J. Pauls and William Spiegel to serve as Class III directors through the 2017 Annual General Meeting of Shareholders; and

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  FOR the re-appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014 and until our 2015 Annual General Meeting of Shareholders, and the referral of the determination of the auditors' compensation to our board of directors.

Who is entitled to vote at the Annual Meeting?

        Our board of directors has set March 21, 2014 as the record date for the Annual Meeting. All shareholders who owned common shares at the close of business on March 21, 2014 may vote at the Annual Meeting, either in person or by proxy. As of the record date, there were 86,493,803 common shares outstanding and entitled to vote.

How many votes do I have?

        You have one vote for each common share that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other intermediary. There is no cumulative voting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        Many of our shareholders hold their shares through a broker, bank or other intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in "street name," and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or other intermediary, which is considered to be the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other intermediary on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other intermediary has enclosed a voting instruction card for you to use in directing the broker, bank or other intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

What if I don't vote for some of the items listed on my proxy card or voting instruction card?

        If you are a record holder and return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

        If you are a beneficial owner and hold your shares in street name through a broker and do not give voting instructions to the broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers have the discretion to vote on routine matters, such as the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name but do not give your broker or other nominee instructions on how to vote your shares with respect to the election of directors, no votes will be cast on your behalf with respect to the election of directors.

        If you do not provide voting instructions to your broker and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be "broker non-votes" with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but will not otherwise be counted.

        We encourage you to provide voting instructions to your broker by carefully following in the instructions provided by your broker.

What options are available to me to vote my shares?

        Whether you hold shares directly as the shareholder of record or through a bank, broker or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

        You may vote via the Internet.    You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

  You may vote via the telephone.

  •
  If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card that you received with the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

  •
  Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

        You may vote by mail.    You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

        You may vote in person at the Annual Meeting.    All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a

"legal proxy" from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.

        Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

How many votes must be present to hold the Annual Meeting?

        The presence of two persons in person and throughout the meeting representing, in person or by proxy, more than a majority of the common shares outstanding and entitled to vote on the matters to be considered at the Annual Meeting, is required for the transaction of business at the Annual Meeting. This is called a "quorum." Your shares will be counted as being present at the Annual Meeting if either you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf and such proxy card indicates a vote on at least one matter to be considered at the Annual Meeting. Both abstentions and "broker non-votes" (under certain circumstances described below) are counted as being present for the purpose of determining the presence of a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the meeting will be adjourned to the same date one week later, at the same time and place, or to such other date, time and place as the Secretary may determine. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What is the vote required to pass each proposal to be presented at the Annual Meeting?

        Each proposal or matter voted on at the Annual Meeting will be decided by a simple majority of votes cast on such proposal or matter.

        With respect to the election of directors, you may vote "For" all nominees, "Withhold" your vote as to any or all of the nominees, or vote "For" some but not all of the nominees and "Withhold" your vote for the remaining nominee(s). A properly executed proxy marked "Withhold" with respect to the election of any or all of the directors will not be voted with respect to the director or directors indicated. With respect to the election of directors, proxies may not be voted for more than nine nominees. Shareholders may not cumulate votes in the election of directors.

        With respect to the selection of our auditor, you may vote "For", "Against" or "Abstain". If you "Abstain" from voting on the selection of our auditor, the abstention will have the same effect as an "Against" vote.

What does it mean if I receive more than one set of proxy materials?

        Generally, it means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each proxy card or voting instruction card accompanying the proxy materials.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

        Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

  •
  submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

  •
  timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

  •
  attending the Annual Meeting and voting in person (provided that attendance at the Annual Meeting will not by itself constitute a revocation of a proxy).

        For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other intermediary giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.

How can I attend the Annual Meeting?

        The Annual Meeting is open to all shareholders holding common shares as of the record date.

        If you are a shareholder of record, you will have to present valid picture identification. If you are a beneficial owner, you will need to obtain a legal proxy from your bank or broker. This legal proxy will serve as an admission ticket and authorize you to vote your common shares (or to change your vote) at the Annual Meeting. You will also be required to present valid picture identification.

        Shareholders who do not have valid picture identification and a legal proxy (if required) may not be admitted to the Annual Meeting.

        Admission to the Annual Meeting will begin at 7:30 a.m. Atlantic Daylight Time on Tuesday, May 6, 2014. Seating will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 8:00 a.m., we recommend that you arrive early. The Annual Meeting will be held at the Fairmont Southampton Hotel located at 101 South Shore Road, Southampton SN02, Bermuda. When you arrive, signs will direct you to the appropriate meeting room. Please note that due to security reasons, all bags will be subject to search. We will be unable to admit anyone who does not comply with these security procedures. Cameras and other recording devices will not be permitted in the meeting room.

        We encourage all shareholders, even those who plan to attend the Annual Meeting, to vote in advance. If you intend to vote at the Annual Meeting, you must provide our Secretary with oral or written notice either at or prior to the meeting.

What is a proxy? How do I appoint a proxy and instruct that individual how to vote on my behalf?

        A proxy is your legal designation of another person to vote on your behalf the common shares that you hold.

        You can appoint the proxies recommended by our board of directors (i.e., Mark A. Casale and Lawrence E. McAlee; see "What does solicitation of proxies mean?" below) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.

        If you are a shareholder of record, you may also appoint another individual to represent you at the Annual Meeting by notifying our Secretary in writing before the Annual Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual Meeting.

        If you are a beneficial owner, please contact the broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by our board of directors.

What does solicitation of proxies mean?

        In a solicitation of proxies, one party (in this case, our board of directors) encourages shareholders to appoint one or more particular individuals (in this case, Mark A. Casale, our Chairman, Chief Executive Officer and President, and Lawrence E. McAlee, our Senior Vice President and Chief

Financial Officer) to vote on their behalf (i.e., to vote as their proxy in accordance with their instructions).

        We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and intermediaries who hold our common shares in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

        Beneficial owners will be asked to forward the proxy materials to the broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.

What else will happen at the Annual Meeting?

        At the Annual Meeting, the only item currently on the agenda other than the election of directors and the re-appointment of our independent registered public accounting firm is for the shareholders to receive our financial statements and the report of our independent registered public accounting firm thereon for the year ended December 31, 2013.

How can I access Essent Group Ltd.'s proxy materials and annual report electronically?

        This proxy statement and our 2013 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2013, are available on our website at www.essentgroup.com.

How do I find out the voting results?

        Preliminary voting results will be announced at the Annual Meeting, and final voting results will be filed with the SEC within 4 business days following the Annual Meeting.

JOBS Act Explanatory Note

        We are an "emerging growth company" under applicable U.S. federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), including the compensation disclosures required of a "smaller reporting company," as that term is defined in the rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on a non-binding advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an "emerging growth company" until the earliest of: (i) the last day of the fiscal year in which we have total annual gross revenue of $1 billion or more; (ii) December 31, 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a "large accelerated filer" under the rules of the Securities and Exchange Commission.

BOARD OF DIRECTORS

General

        Our board of directors is composed of nine directors. Our bye-laws, which were amended and restated in connection with our initial public offering in November 2013, provide that, at the Annual Meeting, our directors will be divided into three classes consisting, as nearly as possible, of one-third of the total number of directors constituting the entire board, with (i) Class I directors being elected for a one year term, (ii) Class II directors being elected for a two year term, and (iii) Class III directors being elected for a three year term. At each succeeding annual general meeting of shareholders, successors to the class of directors whose term expires at that annual general meeting will be elected for a term of three years. As a result, after the 2014 Annual General Meeting of Shareholders, only a portion of our board of directors will be elected each year.

        Our directors hold office until their successors have been elected and qualified, or the earlier of their death, resignation or removal. Vacancies on the board of directors may be filled by the shareholders or by the board of directors. A vacancy caused by loss of the Pine Brook designee, as described in more detail below, will be filled at the direction of Pine Brook. Our system of electing and removing directors may delay or prevent a change of our management or a change in control of our Company.

Nominees for Election at the Annual Meeting

        The following table identifies the members of our board of directors nominated for election at the Annual Meeting:

Name	Age	Position
Class I Directors
Aditya Dutt	38	Director
Roy J. Kasmar	58	Director
Andrew Turnbull	45	Director
Class II Directors
Robert Glanville	47	Director
Allan Levine	45	Director
Vipul Tandon	40	Director
Class III Directors
Mark A. Casale	49	Chairman of the Board of Directors, Chief Executive Officer and President
Douglas J. Pauls	55	Director
William Spiegel	51	Director

        The individuals identified below are to be elected by our shareholders at the Annual Meeting, each to hold office for term specified below or until his successor is duly elected and qualified.

        Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for each of:

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  Aditya Dutt, Roy J. Kasmar and Andrew Turnbull to serve as Class I directors through the 2015 Annual General Meeting of Shareholders;

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  Robert Glanville, Allan Levine and Vipul Tandon to serve as Class II directors through the 2016 Annual General Meeting of Shareholders; and

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  Mark A. Casale, Douglas J. Pauls and William Spiegel to serve as Class III directors through the 2017 Annual General Meeting of Shareholders.

        If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our board of directors may reduce the number of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.

        The following biographical information is furnished as to each nominee for election as a director at the Annual Meeting:

Nominees for Election as Class I Directors for a One-Year Term Continuing Until the 2015 Annual Meeting of Shareholders

        Aditya Dutt has served as a member of our board of directors since 2010. Mr. Dutt currently serves as the senior vice president of RenaissanceRe Holdings Ltd., a reinsurance company, president of Renaissance Underwriting Managers, Ltd. and a member of RenaissanceRe's executive committee. Mr. Dutt's responsibilities include managing all of RenaissanceRe's catastrophic reinsurance joint ventures, strategic investments and insurance-linked securities investments. Prior to joining RenaissanceRe in 2008, Mr. Dutt served as executive director in Morgan Stanley's investment banking division in New York and Hong Kong, responsible for executing strategic transactions including mergers, acquisitions, divestitures and capital-raising for the insurance and reinsurance industry. Prior to Morgan Stanley, Mr. Dutt worked at Salomon Brothers in the corporate finance and fixed income departments in Hong Kong. Mr. Dutt holds a BA in mathematics from Dartmouth College. We believe that Mr. Dutt is qualified to serve on our board of directors because of his experience in the insurance and reinsurance industry.

        Roy J. Kasmar has served as a member of our board of directors since the consummation of our initial public offering in November 2013. Mr. Kasmar has been a member of the board of directors of our mortgage insurance subsidiary, Essent Guaranty, Inc., since 2012. Mr. Kasmar is currently the president of Kazmar Co. LLC, which provides advisory services to the mortgage and mortgage insurance industry. Mr. Kasmar has over 30 years of experience in the mortgage and mortgage insurance industry. Prior to forming Kazmar Co. LLC, Mr. Kasmar served as the president of Radian Group Inc. and Radian Guaranty Inc., a private mortgage insurer, from 1999 to 2007. Prior to joining Radian, Mr. Kasmar served as the president and chief operating officer of Amerin Guaranty Corporation, a mortgage insurer, from 1996 to 1999. Additionally, Mr. Kasmar has held senior management positions with Prudential Home Mortgage, First Boston Capital Group and Chase Home Mortgage. Mr. Kasmar holds a BS in economics and business administration from Drury College and an MBA in finance from Fairleigh Dickinson University. We believe that Mr. Kasmar is qualified to serve on our board of directors because of his experience in the mortgage and mortgage insurance industries, including his prior role as president of Radian Group Inc. and Radian Guaranty Inc.

        Andrew Turnbull has served as a member of our board of directors since 2013. Mr. Turnbull has almost 20 years of insurance and reinsurance experience, including the underwriting, pricing and risk management of alternative risk transfer products and derivatives. Mr. Turnbull currently serves as group strategy and business development officer of PartnerRe Ltd., a reinsurance company, a position he has held since 2011. From 2008 to 2011, Mr. Turnbull held various roles with Torus Insurance Holdings Limited, including serving as its chief operating officer and principal representative for the group's flagship carrier, and as group chief actuary. Prior to joining Torus, Mr. Turnbull managed the non-traditional insurance and reinsurance business of XL Capital Ltd., and served as executive vice president of XL Insurance (Bermuda) Ltd and XL Re Ltd. He holds a joint BSc (Hons) degree in mathematics and statistics from the University of Edinburgh and is a Fellow of the Casualty Actuarial

Society, the Society of Actuaries, the Institute and Faculty of Actuaries and is a member of the American Academy of Actuaries. We believe that Mr. Turnbull is qualified to serve on our board of directors because of his experience in the insurance and reinsurance industry.

Nominees for Election as Class II Directors for a Two-Year Term Continuing Until the 2016 Annual Meeting of Shareholders

        Robert Glanville has served as a member of our board of directors since 2008. Mr. Glanville is a founding partner and has served as a managing director on the financial services investment team of Pine Brook Road Partners, LLC, an investment firm, since 2006. He is also a member of Pine Brook's investment committee. Mr. Glanville currently represents Pine Brook as a director of Syndicate Holding Corp. and United PanAm Financial Corp. From 2003 to 2006, Mr. Glanville was senior vice president, financial and treasury services for Arch Capital Group, Ltd., an insurance and reinsurance company. From 1999 to 2003, Mr. Glanville was employed by Warburg Pincus, a private equity firm. Before joining Warburg Pincus, Mr. Glanville founded FA Services, an emerging markets financial services and investment boutique based in Moscow. From 1988 to 1992, Mr. Glanville worked in New York and Tokyo for Morgan Stanley, an investment banking firm, specializing in corporate finance and M&A. Mr. Glanville holds an AB in American history from Princeton University. We believe that Mr. Glanville is qualified to serve on our board of directors because of his experience in private equity fund management and his financial expertise, as well as his management experience with financial services and insurance and reinsurance companies.

        Allan Levine has served as a member of our board of directors since 2008. Mr. Levine currently is the chairman and chief executive officer of Global Atlantic Financial Group, a global financial services company, formerly the Goldman Sachs Reinsurance Group. Prior to the spin-off of Global Atlantic from Goldman Sachs in 2013, Mr. Levine was a partner and managing director of Goldman, Sachs & Co. and global head of the Goldman Sachs Reinsurance Group, and prior to assuming that role, was co-head of the firm's strategy group. Prior to joining Goldman Sachs in 1997, Mr. Levine worked for Ernst & Young. Mr. Levine holds a BS from Miami University and an MBA from Columbia Business School. We believe that Mr. Levine is qualified to serve on our board of directors because of his extensive experience in the financial services and insurance and reinsurance industries as well as his financial expertise.

        Vipul Tandon has served as a member of our board of directors since 2010. Mr. Tandon is a managing director in the private equity group of Soros Fund Management, which he joined in 2006. Previously, Mr. Tandon served as a vice president in the special situations group of American Capital Strategies, a vice president of Foamex International, an associate at both Frontline Capital Group and Trace International, and an analyst at DLJ Merchant Banking Partners. Mr. Tandon is also a director of APR Energy PLC. Mr. Tandon holds both a BS in economics and a BA in international relations from The University of Pennsylvania and an MBA from INSEAD. We believe that Mr. Tandon is qualified to serve on our board of directors because of his experience in private equity fund management and his financial expertise.

Proposed Nominees for Election as Class III Directors for a Three-Year Term Continuing Until the 2017 Annual General Meeting of Shareholders

        Mark A. Casale is our founder and has served as our Chief Executive Officer and as a member of our board of directors since 2008, including as its Chairman since 2013. Mr. Casale has more than 25 years of financial services management experience, with senior roles in the areas of mortgage banking, mortgage insurance, bond insurance and capital markets. From 2001 to 2007, Mr. Casale held various senior management positions with Radian Group Inc., including most recently serving as the president of its mortgage insurance subsidiary, Radian Guaranty Inc. Prior to that, Mr. Casale oversaw capital markets and strategic investments for Radian and managed its joint venture businesses.

Mr. Casale also held various management positions with Advanta Corp., a financial services company, including serving as its senior vice president of corporate finance services. Mr. Casale holds a BS in accounting from St. Joseph's University and an MBA in finance from New York University. We believe that Mr. Casale is qualified to serve on our board of directors because of his experience in the mortgage and mortgage insurance industries as well as his extensive knowledge of our operations.

        Douglas J. Pauls has served as a member of our board of directors since December 2013. Mr. Pauls has over 30 years of experience in the areas of finance, accounting, internal controls, and financial reporting for public companies, including most recently senior roles with financial institutions. Mr. Pauls served as chief financial officer of BankUnited, Inc., a bank holding company, from 2009 until his retirement in 2013. From 2008 until 2009, Mr. Pauls served as executive vice president of finance for TD Bank, NA following TD Bank's acquisition of Commerce Bancorp, Inc. in March 2008. Prior to that, Mr. Pauls held several positions with Commerce Bancorp, including serving as its chief financial officer from 2002 up until the acquisition by TD Bank and its chief accounting officer from 1995 to 2002. Earlier in his career, Mr. Pauls was a senior manager in the audit department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. Mr. Pauls holds a BA in economics from Dickinson College and serves on Dickinson's Board of Trustees. We believe that Mr. Pauls is qualified to serve on our board of directors because of his more than 30 years of experience as a corporate executive and his experience as the chief financial officer of publicly traded companies.

        William Spiegel has served as a member of our board of directors since 2008. Mr. Spiegel is a founding partner and a managing director of Pine Brook Road Partners, LLC, an investment firm, where he is responsible for managing its financial services investing activities. He is also a member of Pine Brook's investment committee. Mr. Spiegel currently represents Pine Brook as a director of AloStar Bank of Commerce, Aurigen Capital Limited, Third Point Reinsurance Ltd., Global Atlantic Financial Group, Green Bancorp, Inc. and Syndicate Holding Corp. Mr. Spiegel has over 20 years of private equity investment experience. Prior to joining Pine Brook, Mr. Spiegel was with The Cypress Group from its inception in 1994 until 2006. Prior to joining The Cypress Group, Mr. Spiegel worked in the Merchant Banking Group at Lehman Brothers. He has served on the board of directors of numerous companies, including four publicly traded corporations. He is currently a director of Lancashire Holdings Limited, a global provider of specialty insurance products. Mr. Spiegel holds a BSc in economics from The London School of Economics and Political Science, an MA in economics from the University of Western Ontario and an MBA from The University of Chicago. We believe that Mr. Spiegel is qualified to serve on our board of directors because of his experience in private equity fund management and his financial expertise, as well as his experience as a director of public and private companies.

        In addition to the information presented above regarding each director's specific experiences, qualifications, attributes and skills, we believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board.

        There are no family relationships among any of our directors or executive officers.

Voting Arrangements

        With the exception of Messrs. Kasmar and Pauls, all of our incumbent directors were originally elected to our board of directors pursuant to a shareholders agreement which expired by its terms upon the consummation of our initial public offering in November 2013. See "Certain Relationships and Related Person Transactions—Shareholders Agreement" elsewhere in this proxy statement.

        Upon the consummation of our initial public offering in November 2013, we entered into a shareholders agreement with Essent Intermediate, L.P. and Pine Brook Essent Co-Invest, L.P. (which we refer to collectively as "Pine Brook"), pursuant to which, for so long as Pine Brook holds at least

35% of the common shares held by it at the consummation of our initial public offering, Pine Brook will have the right to nominate one Class III director (the "Pine Brook designee") to the board of directors at each annual general meeting of shareholders at which the term of the Pine Brook designee expires. In addition, we are required under the shareholders agreement to use commercially reasonable efforts to take all necessary and desirable actions within our control to cause the election, removal and replacement of the Pine Brook designee in accordance with the agreement and applicable law. See "Certain Relationships and Related Party Transactions—Pine Brook Shareholders Agreement" elsewhere in this proxy statement.

        Pine Brook has designated William Spiegel as the Pine Brook designee under the shareholders agreement, and accordingly Mr. Spiegel has been nominated for election to the board of director as a Class III director to serve until the 2017 Annual General Meeting of Shareholders.

CORPORATE GOVERNANCE

Our Commitment to Corporate Governance

        Our board of directors and management have a strong commitment to effective corporate governance. We believe that we maintain a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission (SEC), the New York Stock Exchange (NYSE) and the Dodd-Frank Act. The key components of this framework are set forth in:

  •
  our Bye-laws;

  •
  our Corporate Governance Guidelines;

  •
  our Code of Business Conduct and Ethics;

  •
  our Related Party Transaction Policy;

  •
  our Audit Committee Charter;

  •
  our Compensation Committee Charter;

  •
  our Nominating and Corporate Governance Committee Charter; and

  •
  our Risk Committee Charter.

        A copy of each of these documents is published on our website at www.essentgroup.com, except our Bye-laws, which are filed with the SEC and can be found on the SEC's website at www.sec.gov. Each of these documents is available in print to any shareholder upon request by writing to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Our board of directors regularly reviews corporate governance developments and modifies our committee charters and key practices and policies as our board believes to be warranted.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board and chief executive officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning.

Code of Business Conduct and Ethics

        Our Code of Business Conduct and Ethics includes information regarding procedures established by the audit committee for the submission of complaints about our accounting or auditing matters. Our Code of Business Conduct and Ethics is applicable to our directors, executives and employees, and reflects and reinforces our commitment to integrity in the conduct of our business. Amendments to our Code of Business Conduct and Ethics and any grant of a waiver from a provision of our Code of Business Conduct and Ethics will be included in a current report on Form 8-K within four days of the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of the NYSE.

        Our audit committee, on behalf of itself and our other non-management directors, has established procedures to enable employees or other parties who may have a concern about our conduct or policies to communicate that concern. Our employees are encouraged and expected to report any conduct which they believe in good faith to be an actual or apparent violation of our Code of Business Conduct and Ethics. In addition, our audit committee has established procedures pertaining to receiving, retaining, and treating complaints received regarding accounting, internal accounting controls, or auditing matters, and with respect to the confidential, anonymous submission by our employees of concerns regarding, among other things, questionable accounting or auditing matters. Such communications may be confidential or anonymous, and may be e-mailed, submitted in writing, or reported by phone through various internal and external mechanisms as provided on the our internal website. Additional procedures by which internal communications may be made are provided to each employee.

        Our Code of Business Conduct and Ethics prohibits any employee or director from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

Board Leadership Structure

        Our board of directors does not have a policy regarding the separation of the roles of chief executive officer and chairman of our board of directors, as our board of directors believes it is in our best interests to make that determination based on the position and direction of the Company and the membership of our board of directors.

        Both the chairman and chief executive officer positions are currently held by Mr. Casale. Pursuant to our Corporate Governance Guidelines, in the event that the role of chairman is held by a member of our management, the independent members of our board of directors may designate one independent director to serve as the lead independent director. Mr. Spiegel currently serves as our lead independent director. Under the terms of our Corporate Governance Guidelines, the lead independent director has broad responsibility and authority, including:

  •
  organizing and presiding over all meetings of our board of directors at which the chairman is not present, including all executive sessions of our non-management and independent directors;

  •
  serving as the liaison between the chairman and the non-management directors;

  •
  overseeing the information sent to our board of directors by management;

  •
  approving meeting agendas and schedules for our board of directors;

  •
  facilitating communication between our board of directors and management; and

  •
  performing such other duties as requested by our board of directors.

        Our board of directors has determined that having Mr. Casale serve as both our chief executive officer and the chairman of our board of directors, along with a lead independent director, is in the best interests of the Company and our shareholders at this time.

        A number of factors support the leadership structure chosen by our board, including, among others:

  •
  Mr. Casale has extensive knowledge of all aspects of us and our business and risks, our industry and our customers, is intimately involved in our day-to-day operations and is best positioned to elevate the most critical business issues for consideration by our board of directors;

  •
  our board of directors believes having Mr. Casale serve in both capacities allows him to more effectively execute our strategic initiatives and business plans and confront our challenges;

  •
  the combined role is both counterbalanced and enhanced by the effective oversight and independence of our board of directors and the independent leadership provided by our lead independent director and independent committee chairs; and

  •
  our board of directors believes that the appointment of a strong lead independent director and the use of regular executive sessions of the non-management directors, along with the board's strong committee system and all directors being independent except for Mr. Casale, allow it to maintain effective oversight of management.

Determination of Director Independence

        Our board of directors has considered whether our directors qualify as "independent" directors in accordance with NYSE listing requirements and has determined that only Mr. Casale is not considered to be independent, as he is an employee of the Company. The NYSE independence definition include a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

Meetings and Committees of our Board of Directors

        Our board of directors met four times during 2013. Each incumbent director attended at least 75% of the aggregate meetings of our board of directors during 2013 that were held following his election and of the meetings held by all committees on which he served. Although we do not have a policy regarding the attendance of our board members at our annual general meetings of shareholders, we encourage all directors to attend our annual general meetings of shareholders. All of our directors at the time of our 2013 annual general meeting of shareholders (nine members in total, including Messrs. Casale, Dutt, Glanville, Levine, Spiegel, Tandon and Turnbull, plus two other individuals who resigned from our board of directors after the meeting but prior to our initial public offering in November 2013) were present at that meeting other than Mr. Levine.

        Our non-management and independent directors also hold regular meetings without our management being present. Between the completion of our initial public offering in November 2013 and December 31, 2013, our non-management and independent directors held one such meeting.

        Our board of directors maintains standing audit, compensation, nominating and corporate governance, and risk committees. Each committee has a charter that, among other things, reflects what we believe to be the best current practices in corporate governance.

Audit Committee

        The audit committee has the responsibility for, among other things, assisting the board of directors in reviewing our financial reporting and other internal control processes, our financial statements, the independent auditors' qualifications, independence and compensation, the performance of our internal audit function and independent auditors, and our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics.

        Our audit committee consists of Messrs. Pauls, Dutt, Glanville, Tandon and Turnbull. Upon his appointment to our board of directors in December 2013, Mr. Pauls was also appointed as the chairman of the audit committee. The former chairman of the audit committee, Mr. Glanville, remains a member of our audit committee. Mr. Tandon has indicated that he intends to resign from the audit committee provided that he is reelected at the Annual Meeting, at which point the audit committee will consist of Messrs. Pauls, Dutt, Glanville and Turnbull.

        Our board of directors has determined that all of the members of the audit committee are independent, and meet the requirements for financial literacy, under applicable rules and regulations of the SEC and the NYSE. Our board of directors has determined that each of Messrs. Pauls and

Glanville is an "audit committee financial expert" as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE.

        The audit committee met five times during 2013.

Compensation Committee

        The compensation committee has the responsibility for, among other things, determining the compensation of our executive officers and directors, reviewing our executive compensation policies and plans, administering and implementing our equity compensation plans, and preparing a report on executive compensation for inclusion in our proxy statement for our annual meeting.

        Our compensation committee consists of Messrs. Kasmar, Levine and Spiegel. Upon his appointment to our board of directors in November 2013, Mr. Kasmar was also appointed to serve as the chairman of our compensation committee. The former chairman of the compensation committee, Mr. Spiegel, remains a member of the committee. Our board of directors has determined that all of the members of the compensation committee are independent under applicable rules and regulations of the SEC and the NYSE. Each of the members of our compensation committee is an "outside director" as that term is defined in Section 162(m) of the Code.

        The compensation committee met four times during 2013.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee has the responsibility for, among other things, reviewing board structure, composition and practices, and making recommendations on these matters to our board of directors, reviewing, soliciting and making recommendations to our board of directors and shareholders with respect to candidates for election to the board of directors, overseeing our board of directors' performance and self-evaluation process, and developing and reviewing a set of corporate governance principles for the Company.

        Our nominating and corporate governance committee consists of Messrs. Spiegel, Levine and Kasmar. Mr. Spiegel serves as the chairperson of our nominating and corporate governance committee. Our board of directors has determined that all of the members of the nominating and corporate governance committee are independent under applicable rules and regulations of the SEC and the NYSE.

        The nominating and corporate governance committee met two times during 2013.

Risk Committee

        The risk committee has the responsibility for, among other things, assisting with the oversight of key risks that we face and the review of our investing activities.

        Our risk committee consists of Messrs. Glanville, Dutt, Pauls, Tandon and Turnbull. Mr. Glanville serves as the chairman of our risk committee. Mr. Tandon has indicated that he intends to resign from the risk committee provided that he is reelected at the Annual Meeting, at which point the risk committee will consist of Messrs. Pauls, Dutt, Glanville and Turnbull.

        The risk committee met three times during 2013.

Board of Directors' Role in Risk Oversight

        Our board of directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant committees of the board that report on their deliberations to the board. The oversight responsibility of our board of directors and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks. Our board of directors and its committees oversee risks associated with their respective principal areas of focus, as summarized below.

Committee	Primary Areas of Risk Oversight
Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosures, compliance, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters and our enterprise risk management program.
Nominating and Corporate Governance Committee	Risks and exposures associated with leadership and succession planning and corporate governance.
Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans.
Risk Committee	Risks associated with insurance and investment portfolios, including credit, underwriting, pricing risk, market risk and liquidity risk.

Director Nominations

        The nominating and corporate governance committee is responsible for recommending to our board of directors candidates for nomination and election as directors at annual general meetings of shareholders or for appointment to fill vacancies on the board. The committee annually reviews with the board the applicable skills and characteristics required of board nominees in the context of current board composition and company circumstances. In making its recommendations to our board of directors, the nominating and corporate governance committee considers, among other things, the qualifications of individual director candidates in light of the criteria described below. In accordance with its charter, the committee may use a variety of sources, including but not limited to executive search firms, to identify director candidates, and has the authority to retain and approve compensation for such firms. In 2013, the nominating and corporate governance committee engaged an executive search firm to identify potential nominees for director, including Mr. Pauls prior to his appointment to the board in December 2013, and to provide related services such as background checks and other due diligence.

        In evaluating a candidate, our corporate governance and nominating committee and our board of directors takes into account a variety of factors as it deems to be appropriate, including the following:

  •
  high personal and professional ethics, values and integrity;

  •
  sound business judgment and financially literate;

  •
  diversity of point of view, including the candidate's education, skill, professional background, personal accomplishments, geography, race, gender, age, ethnic background, national origin, experience with mortgage, insurance, reinsurance or other businesses and organizations that our board deems relevant and useful, including whether such attributes or background would contribute to the diversity of the board as a whole;

  •
  ability and willingness to serve on any committees of our board of directors;

  •
  ability and willingness to commit adequate time to the proper functioning of our board of directors and its committees; and

  •
  any criteria regarding independence and other matters required by the NYSE or other applicable law or regulations.

        Based on the information available to the corporate governance and nominating committee about a potential nominee, the committee will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the corporate governance and nominating committee may conduct interviews, obtain additional background information and conduct reference checks of potential nominees. The corporate governance and nominating committee may also ask potential nominees to meet with management and other members of our board of directors. After completing this evaluation process, the corporate governance and nominating committee makes a recommendation to the full board of directors, which makes the final determination whether to nominate the candidate as a director.

        Our board of directors evaluates each individual in the context of the board as a whole, with the objective of recommending a group that can perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

        Each director is expected to maintain an acceptable level of attendance, preparedness and participation with respect to meetings of the board of directors and its committees. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director's past attendance at meetings, participation in and contributions to the activities of our board of directors, and the results of the most recent board self-evaluation.

        Shareholders desiring to recommend nominees should submit their recommendations in writing to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda. Recommendations from shareholders should include pertinent information concerning the proposed nominee's background and experience. The corporate governance and nominating committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in our capital stock. The corporate governance and nominating committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in our capital stock, including, in the case of nominees recommended for election at an annual general meeting of shareholders, whether the recommending shareholder intends to continue holding its interest at least through the time of such annual general meeting of shareholders.

Communications with our Board of Directors and Non-Management Directors

        Any shareholder or other interested party that desires to communicate directly with our board of directors, any committee of the board of directors or our non-management directors as a group may do so by addressing the communication in care of our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda with a request to forward the communication to the intended recipient. The Secretary's office opens all such correspondence and forwards it to the relevant director or group of directors, except for items unrelated to the functions of the board, including business solicitations or advertisements.

Director Compensation

        The following table sets forth compensation earned by our non-employee directors during the year ended December 31, 2013, all of which was earned after the completion of our initial public offering in November 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Aditya Dutt	13,333	—	—	—	—	—	13,333
Robert Glanville	14,583	—	—	—	—	—	14,583
Roy J. Kasmar	15,417	—	—	—	—	—	15,417
Alan Levine	13,750	—	—	—	—	—	13,750
Douglas J. Pauls(2)	7,917	—	—	—	—	—	7,917
William Spiegel	17,083	—	—	—	—	—	17,083
Vipul Tandon	13,333	—	—	—	—	—	13,333
Andrew Turnbull	13,333	—	—	—	—	—	13,333

(1)
None of our non-employee directors held any stock awards or stock options as of December 31, 2013. As discussed below, under our director compensation plan, effective as of our initial public offering our non-employee directors are entitled to receive consideration in the form of restricted share units for their board service. Effective immediately after the Annual Meeting, the Company intends to make two restricted share unit grants to each of the non-employee directors, Messrs. Spiegel, Glanville, Levine, Turnbull, Dutt, Tandon, Kasmar and Pauls, (i) a restricted share unit award prorated to reflect each such director's service from the date of the Company's initial public offering through the date of the Annual Meeting, which such award would vest on November 1, 2014, and (ii) a restricted share unit award with a value of $110,000 that would vest on May 6, 2015. These awards would be reportable in next year's director compensation table in accordance with SEC rules.

(2)
Mr. Pauls was appointed to our board of directors on December 4, 2013.

        Prior to our initial public offering in November 2013, our directors did not earn or receive any compensation for their service as directors, except Mr. Kasmar, who earned compensation solely for his service as a director of our subsidiary, Essent Guaranty, Inc. We did, however, reimburse our directors for their expenses incurred in connection with attending board and committee meetings and fulfilling their duties as members of our board of directors.

        Commencing in November 2013, our non-employee directors are entitled to receive the following compensation in consideration of their board service:

Annual Cash Retainer	$70,000
Annual Cash Retainer for Board Committee Chairperson
Audit Committee	$15,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$5,000
Annual Committee Member Cash Retainer
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000
Annual Lead Independent Director Cash Retainer	$15,000

        In addition, each non-employee director is entitled to receive an annual equity award valued at $110,000 in the form of restricted share units granted under the Essent Group Ltd. 2013 Long Term Incentive Plan, or 2013 Plan, that will vest on the first anniversary of the grant date. If a board member joins our board of directors after a grant date, such director will receive a prorated award on the date of joining our board.

Succession Planning

        Our board of directors, primarily through the nominating and corporate governance committee, assesses succession planning for management and leadership, with a primary focus on succession in the event of the unexpected incapacity of our chairman, chief executive officer and president. Our Corporate Governance Guidelines provide that our chairman, chief executive officer and president should at all times make available to our board, on a confidential basis, his recommendations and evaluations of potential successors.

Indemnification

        Our bye-laws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Bermuda law.

        We have entered into agreements to indemnify each of our directors and officers. These agreements provide for indemnification of our directors and officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person's services as our director or officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our request.

        We believe that these bye-law provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

        We also maintain standard policies of insurance that provide coverage (i) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to us with respect to indemnification payments that we may make to such directors and officers.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

        The following table identifies each of our executive officers:

Name	Age	Position
Mark A. Casale	49	Chairman of the Board of Directors, Chief Executive Officer and President
Adolfo F. Marzol	53	Executive Vice President
Vijay Bhasin	49	Senior Vice President and Chief Risk Officer
Mary Lourdes Gibbons	52	Senior Vice President, Chief Legal Officer and Assistant Secretary
Lawrence E. McAlee	50	Senior Vice President and Chief Financial Officer
David B. Weinstock	49	Vice President and Chief Accounting Officer

        The following are biographical summaries of our executive officers, except for Mr. Casale, whose biography is included in the section "Board of Directors."

        Adolfo F. Marzol is our Executive Vice President and served as our executive Vice Chairman from 2009 to 2013. Mr. Marzol has more than 25 years of experience in the areas of financial management, capital markets, credit risk, operations risk and mortgage servicing. From 2006 to 2009, Mr. Marzol served as a senior advisor to companies in the areas of mortgage risk management, policy and governance as the managing member of Marzol Enterprises, LLC, a consulting business. Mr. Marzol previously held leadership positions at the Federal National Mortgage Association (Fannie Mae) between 1996 and 2006, including serving as its executive vice president and chief credit officer. Prior to that, Mr. Marzol held a series of senior positions with Chase Manhattan Mortgage from 1988 to 1995, including serving as its executive vice president and chief financial officer. Mr. Marzol holds a BS in economics and an MA in finance from the University of Florida.

        Vijay Bhasin has served as our Senior Vice President and Chief Risk Officer since 2009. Mr. Bhasin has significant mortgage finance industry expertise, including holding multiple senior management positions specializing in mortgage risk, modeling and analytics. From 2006 to 2008, Mr. Bhasin served as a managing director of Countrywide Financial Corporation/Bank of America, a mortgage lender, with responsibility for capital assessment, asset liability management, counterparty credit risk measurement and structured credit analytics. Earlier in his career, Mr. Bhasin held several management positions with the Federal Home Loan Mortgage Corporation (Freddie Mac), including vice president for credit and prepayment modeling, and held research positions with Fannie Mae and the Board of Governors of the Federal Reserve System. Mr. Bhasin holds a BS in mechanical engineering from the National Institute of Technology, Kurukshetra, India, an MBA in finance and marketing from Southern Illinois University, and a PhD in finance from Indiana University, Bloomington.

        Mary Lourdes Gibbons has served as our Senior Vice President, Chief Legal Officer and Assistant Secretary since 2008. Ms. Gibbons has more than 20 years of experience in the mortgage industry. From 2003 to 2008, Ms. Gibbons served as chief legal officer of Wilmington Finance, Inc., a mortgage lender. Ms. Gibbons began her career at the U.S. Bankruptcy Court and White and Williams LLP, a law firm. Ms. Gibbons' mortgage-related experience includes senior roles at ContiMortgage Corp. and Advanta Mortgage Corp. Ms. Gibbons holds a BS in marketing from St. Joseph's University and a JD from The Delaware Law School.

        Lawrence E. McAlee has served as our Senior Vice President and Chief Financial Officer since 2009. Mr. McAlee has over 20 years of experience in the areas of finance, accounting, controls and risk management. Between 2002 and 2009, Mr. McAlee held a series of senior management positions at Sovereign Bancorp, Inc., including serving as its chief accounting officer, general auditor and chief enterprise risk management officer. Prior to joining Sovereign, Mr. McAlee was a partner with Arthur Andersen LLP. Mr. McAlee holds a BS in accounting from St. Joseph's University and is a certified public accountant.

        David B. Weinstock has served as our Vice President and Chief Accounting Officer since 2009. Mr. Weinstock has over 20 years of experience in the areas of finance, accounting and controls. Between 1998 and 2009, Mr. Weinstock held a series of senior management positions at Advanta Corp., including serving as its chief accounting officer and vice president of investor relations. Prior to joining Advanta, Mr. Weinstock was a senior manager at Arthur Andersen LLP. Mr. Weinstock holds a BS in accounting from The Pennsylvania State University and is a certified public accountant.

        Our executive officers are appointed by our board of directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.

Compensation of the Named Executive Officers

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to certain of our executive officers during the years ended December 31, 2013 and 2012. As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" as such term is defined in the rules promulgated under the Exchange Act, which require compensation disclosure for our principal executive officer and our two other most highly compensated executive officers, who we collectively refer to in this proxy statement as our "named executive officers."

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Mark A. Casale	2013	500,769	—	18,534,500	—	837,750	—	5,100	19,878,119
Chairman, Chief	2012	400,000	—	290,663	—	375,000	—	—	1,065,663
Executive Office and President
Adolfo F. Marzol	2013	402,180	—	1,292,250	—	411,329	—	10,002	2,115,761
Executive Vice President	2012	375,000	—	189,563	—	187,500	—	24,378	776,441
Vijay Bhasin	2013	348,958	—	1,300,440	—	356,250	—	33,711	2,039,359
Senior Vice President	2012	325,000	—	164,288	—	195,000	—	33,263	717,551
and Chief Risk Officer

(1)
Pursuant to the terms of his prior employment agreement, Mr. Casale was entitled to an annual base salary of $400,000, which increased to $500,000 effective April 1, 2013 upon us receiving funded equity capital in excess of $350 million. Effective as of the consummation of our initial public offering in November 2013, we entered into new employment agreements with each of Messrs. Casale, Marzol and Bhasin. Under the terms of those new employment agreements, the annual base salaries for each of Messrs. Casale, Marzol and Bhasin increased from $500,000, $375,000 and $325,000, respectively, to $700,000, $425,000 and $350,000, respectively, as of the consummation of our initial public offering.

(2)
The amounts reported in this column represents the aggregate grant date fair value of the common shares granted in 2013 and 2012 computed in accordance with ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. Share awards were issued in March 2013 and March 2012 to each of Messrs. Casale and Marzol and restricted share awards were issued to Mr. Bhasin for performance in fiscal years 2012 and 2011, respectively, in accordance with the terms of the employment agreements in place with our named executive officers at the time. Restricted share awards were also issued to each of Messrs. Casale, Marzol and Bhasin in September 2013, contingent upon the completion our initial public offering, which occurred in November 2013. Common shares granted in March 2014 for performance in fiscal year 2013 are reportable next year's Summary Compensation Table in accordance with SEC rules to the extent the executive is a named executive officer for 2014. The value of restricted common shares that are subject to both time-based and performance-based vesting conditions has been determined assuming the probable outcome of the performance conditions on the date of grant (i.e., achievement of the target performance level). For additional information, including a discussion of the assumptions used to calculate these values, see "—Outstanding Equity Awards at Fiscal Year-End" below and note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)
The amounts reported in this column represent the cash portion of the annual bonuses earned for fiscal year 2013, which was paid in February 2014. All of our named executive officers are eligible to receive bonuses under our annual leadership bonus program, which individual bonus amounts are based on corporate and, for named executive officers other than Mr. Casale, individual performance objectives. For 2013, the target annual bonus for Messrs. Casale, Marzol and Bhasin was 125%, 100% and 100% of their annual base salary, respectively, and the amount earned for 2013 for each of Messrs. Casale, Marzol and Bhasin reflect payouts at 165%, 135%, and 135.7% of their respective target annual bonuses. The common shares granted in February 2014 for performance in fiscal year 2013 are reportable in next year's Summary Compensation Table in accordance with SEC rules to the extent the executive is a named executive officer for 2014. For additional information regarding our annual bonus program, see "—Narrative to Summary Compensation Table—Annual Bonus Plan."

(4)
The amounts reported as "All Other Compensation" for 2013 reflect: (i) matching 401(k) contributions of $5,100, $4,731 and $1,130 to each of Messrs. Casale, Marzol and Bhasin, and (ii) reimbursement of $5,271 and $32,581 in housing expenses incurred by Mr. Marzol and Mr. Bhasin, respectively.

Narrative to Summary Compensation Table

Executive Employment Agreements

        Certain of the compensation paid to our named executive officers reflected in the Summary Compensation Table is provided pursuant to employment arrangements entered into with us and/or our affiliates. In connection with our initial public offering in November 2013, we and/or our affiliates entered into a new employment agreement with each of our named executive officers, which we refer to as the new employment agreements. The new employment agreements replaced and superseded each of the executive's prior employment agreements with us and/or our affiliates, which we refer to as the prior employment agreements.

Prior Employment Agreements

        Under his prior employment agreement, Mr. Casale was entitled to an annual base salary of $400,000 (which increased to $500,000 effective April 1, 2013 upon us receiving funded equity capital in excess of $350 million in accordance with the terms of his 2009 employment agreement). Each of Messrs. Marzol and Bhasin was entitled to an annual base salary of $375,000 and $325,000, respectively, under the terms of his respective prior employment agreement.

        Each of our named executive officers was also eligible under the terms of his respective prior employment agreement to receive an annual bonus based upon achievement of corporate financial objectives and, for Messrs. Marzol and Bhasin, individual goals. Mr. Casale's agreement provided for a target annual bonus equal to 125% of his annual base salary, while the agreements for each of Messrs. Marzol and Bhasin provided for a target annual bonus equal to 100% of his respective base salary. For a discussion of our annual bonus plan, see "—Annual Bonus Plan" below. Each of our named executive officers was also entitled under his respective prior employment agreement to participate in the employee benefit plans and fringe benefit and welfare benefit programs that were generally available to other employees.

New Employment Agreements

        The new employment agreements have an initial term expiring on November 5, 2016 and automatically extend for successive one-year periods, unless at least 120 days prior to the expiration of the initial term or the then current term either party to the agreement provides the other party with written notice of its intention not to renew the agreement.

        Under the terms of the new employment agreements, Messrs. Casale, Marzol and Bhasin are entitled to annual base salaries of not less than $700,000, $425,000 and $350,000, respectively. Commencing with 2014, each of our named executive officers are also be eligible to receive an annual bonus based upon the achievement of corporate and individual performance objectives. Each of

Messrs. Casale, Marzol and Bhasin are entitled to a target annual bonus equal to 125%, 100% and 100% of their annual base salaries, respectively, with 25% of the annual bonus earned by each named executive officer being paid in the form of restricted common shares or similar equity-based awards. For a discussion of our annual bonus plan, see "—Annual Bonus Plan" below.

        Commencing with 2014, each of Messrs. Marzol and Bhasin are also be eligible to participate in our long-term incentive plan. Pursuant to their new employment agreements, each of Messrs. Marzol and Bhasin is entitled to a target opportunity under our long-term incentive plan equal to 50% of his respective annual base salary. Mr. Casale is eligible to participate in our long-term incentive plan as may be agreed to from time to time by him and our compensation committee.

        Our named executive officers are also entitled to participate in health, insurance, retirement and other benefits on no less favorable terms to similarly situated employees.

        For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under these employment arrangements, see "—Potential Payments upon Termination or Change in Control" below.

Annual Bonus Plan

        For 2013, all employees with the title of senior vice president or more senior and other designated employees are eligible to participate in our annual leadership bonus program. Our annual leadership bonus program pays for performance, which means that both we and the executive must meet minimum stated goals for the executive to qualify for a bonus. The weighting of corporate and individual goals varies by level of employees and, for our named executive officers is 75% and 25% for Mr. Marzol, 50% and 50% for Mr. Bhasin and Mr. Casale's annual bonus is based entirely on the achievement of corporate goals. Bonus payments under the program are scheduled to occur as soon as practicable following the end of the fiscal year, and in no event later than March 15th of the following year, subject to the executive's continuous employment through such payment date. Bonuses are paid in a combination of cash and common shares. Historically, one-half of the bonus was paid in cash and one-half was paid in common shares valued based on the last issue price of such shares by us. However, pursuant to the new employment agreements, our compensation committee will determine the portion of any bonus that will be paid in cash and the portion that will be paid in common shares, provided, that no less than 50% of any bonus will be paid in cash. Commencing with bonuses paid in 2014 in respect of our 2013 performance, our compensation committee has determined that 75% of each named executive officer's annual bonus will be paid in cash and the remaining 25% will be paid in common shares. Unless otherwise provided in an executive's employment or award agreement, common shares issued under our bonus program vest in three equal annual installments over a three-year period, subject to the executive's continuous employment through each such vesting date. Under their respective prior employment agreements, common shares issued to Messrs. Casale and Marzol as part of their annual bonuses (including the common shares issued as a part of their annual bonuses for 2013) became fully vested on the date of grant. For additional information regarding the vesting of outstanding restricted common shares held by our named executive officers on a termination of employment, see "—Potential Payment upon Termination or Change in Control" below.

        In connection with our initial public offering, our board of directors adopted, and our shareholders approved, the Essent Group Ltd. Annual Incentive Plan, or the Annual Incentive Plan. Commencing in 2014, annual cash incentive awards will be made pursuant to the Annual Incentive Plan.

Equity Incentive Compensation

        In connection with our initial public offering in November 2013, we granted restricted common shares to members of our senior management team, including each of our named executive officers, under the 2013 Plan. One quarter of the restricted common shares granted to Mr. Casale and one-half of the restricted common shares granted to each other member of senior management are subject to time-based vesting, and will vest in equal annual installments during the four-year period commencing January 1, 2014, subject to the executive's continuous employment through each such vesting date. Three-quarters of the restricted common shares granted to Mr. Casale and one-half of the restricted common shares granted to each other member of senior management are subject to time-based and performance-based vesting, with any restricted common shares becoming earned upon our compounded annual book value per share growth percentage during the three-year performance period commencing January 1, 2014, vesting on the one-year anniversary of the achievement of compounded annual book value per share growth as follows:

Performance Level	Compounded Annual Book Value Per Share Growth	Restricted Common Shares Earned(1)
	< 11%	0%
Threshold	11%	10%
	12%	36%
	13%	61%
	14%	87%
Maximum	>15%	100%

(1)
In the event that the compounded annual book value per share growth falls between the performance levels shown above, the restricted common shares earned will be determined on a straight line basis between the respective levels.

        The number of restricted common shares granted to each of our named executive officers in connection with our initial public offering in November 2013 is set forth in the table below.

	Restricted Share Awards (Time- and Performance-Based) Number of Shares	Restricted Share Awards (Time-Based) Number of shares
Mark A. Casale	937,500	312,500
Adolfo F. Marzol	37,500	37,500
Vijay Bhasin	37,500	37,500

401(k) Retirement Plan

        We manage our staffing under a co-employment agreement with Insperity, Inc. Our employees are eligible to participate in a multiple employer retirement plan sponsored by Insperity, Inc. that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Internal Revenue Code. Employees who have attained at least 21 years of age are generally eligible to participate in the plan on the first day of the calendar month following their respective dates of hire. Participants may make pre-tax or after-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on contributions under the Internal Revenue Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. All employee and employer contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directions. Pre-tax contributions by participants and contributions that we make to the plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and all contributions are generally deductible by us when made. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee's interest in his pre-tax or after-tax deferrals is 100% vested when contributed. The plan provides for discretionary employer matching and profit sharing contributions, and for 2012 we did not make any contributions. An employer matching contribution was introduced in 2013 which provides for a contribution equal to 50% of a participant's 401(k) contributions up to 4% of a participant's compensation. The employer matching contribution is immediately vested.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding equity awards of our common shares held by each of our named executive officers as of December 31, 2013.

	Stock Awards
Name	Grant Date		Number of Shares or Units that have not Vested (#)	Market Value of Shares or Units that have not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested(1) ($)
Mark A. Casale	11/5/13	(2)	312,500	7,518,750	—	—
	11/5/13	(2)	—	—	937,500	22,556,250
	2/6/09	(3)	361,171	8,689,774	—	—
Adolfo F. Marzol	11/5/13	(2)	37,500	902,250	—	—
	11/5/13	(2)	—	—	37,500	902,250
	6/1/09	(3)	120,390	2,896,583	—	—
Vijay Bhasin	11/5/13	(2)	37,500	902,250	—	—
	11/5/13	(2)	—	—	37,500	902,250
	3/6/13	(4)	24,648	593,031	—	—
	3/6/12	(4)	14,341	345,044	—	—
	3/8/11	(4)	7,524	181,027	—	—
	6/1/09	(3)	48,157	1,158,657	—	—

Footnotes to Outstanding Equity Awards at Fiscal Year-End table:

(1)
The dollar amounts shown were calculated based on the closing price of our common shares on the New York Stock Exchange on December 31, 2013 of $24.06.

(2)
In connection with and contingent upon the consummation of our initial public offering which occurred in November 2013, we granted restricted common shares under the 2013 Plan to members of senior management in September 2013, including each of our named executive officers. See "—Narrative to Summary Compensation Table—Equity Incentive Compensation" above for more information regarding these awards. The number and market value of the unearned restricted common shares subject to time- and performance-based vesting included in the table above assumes maximum performance has been achieved.

(3)
Each of our named executive officers received a one-time grant of restricted class B-2 common shares (which automatically converted into common shares upon the consummation of our initial public offering in November 2013) on June 1, 2009 (February 6, 2009 for Mr. Casale) under our 2009 Restricted Share Plan, or the 2009 Plan. The common shares granted under our 2009 Plan generally vest in three equal installments over a three-year period beginning on the third anniversary of the executive's employment commencement date. In connection with and contingent upon the consummation of our initial public offering which occurred in November 2013, Messrs. Casale, Marzol and Bhasin forfeited 770,442, 256,808 and 102,722 class B-2 common shares that were no longer eligible to vest under the 2009 Plan. The remaining unvested shares granted to Mr. Casale under our 2009 Plan vested on February 6, 2014, and the remaining unvested shares granted to Messrs. Marzol and Bhasin will vest on June 1, 2014.

(4)
Our named executive officers received 50% of their annual bonus in the form of common shares. The common shares granted to Messrs. Casale and Marzol vest immediately upon grant. The common shares granted to Mr. Bhasin vest in three equal installments over a three-year period beginning the January immediately following the grant date.

Potential Payments upon Termination or Change in Control

        Under the terms of the new employment agreements entered into in connection with our initial public offering in November 2013, we have agreed to make certain payments to our named executive officers in connection with certain terminations of their employment.

        Upon a termination of employment by us without "cause" (as defined in the applicable employment agreement) or by the named executive officer for "good reason" (as defined in the applicable employment agreement), in addition to any accrued or earned but unpaid amounts, subject to the execution of a general release of claims in favor of the Company and its affiliates, the named executive officer will be entitled to (i) a lump-sum payment equal to 1.5 times (or, for Mr. Casale, 2 times) the sum of his then current annual base salary and target annual bonus for the fiscal year in which the date of termination occurs, payable as soon as reasonably practicable following the date of termination; (ii) his annual bonus for the year in which the termination date occurs, pro-rated based on the number of days which elapsed in the applicable fiscal year through the date of termination, payable at such time annual bonuses are paid to other senior executive officers of the Company; (iii) subject to executive's election of COBRA continuation coverage, provided executive does not become eligible to receive comparable health benefits through a new employer, a monthly cash payment equal to the monthly COBRA premium cost for current coverage for the 18-month (or, for Mr. Casale, 24-month) period following the date of termination; (iv) outplacement services at a level commensurate with executive's position in accordance with the Company's practices in effect from time to time; (v) vesting of any equity grant and other long-term incentive award previously granted to executive that is subject to service-based vesting or service requirements, that would have vested during the 18-month (or, for Mr. Casale, 24-month) period following the date of termination; provided, that if such termination follows a "change of control" (as defined in the applicable employment agreement) such awards will become fully vested on the date of termination of executive's employment; and (vi) vesting of any performance-based equity grant and other long-term incentive award that has not been earned as of the date of termination, which will remain outstanding through the completion of the applicable performance period and will be earned on a pro-rated basis (based on the period from the commencement of the applicable performance period through the date of termination) based on the actual performance for the applicable performance period.

        Upon a termination due to death or as a result of "disability" (as defined in the applicable employment agreement), subject to the execution of a general release of claims in favor of the Company and its affiliates, (i) any equity grant and other long-term incentive award subject to service-based vesting or service requirements, previously granted to executive shall become fully vested on the date of termination and (ii) any performance-based equity grant and other long-term incentive award that has not been earned as of the termination date, will remain outstanding through the completion of the applicable performance period and will be earned on a pro-rated basis (based on the period from the commencement of the applicable performance period through the date of termination) based on the actual performance for the applicable performance period.

        Each named executive officer's employment agreement subjects him to customary confidentiality restrictions that apply during his employment and indefinitely thereafter, and provides during his employment, and for a period of 18-months (or, for Mr. Casale, 24-months) thereafter, each executive will be subject to non-competition and non-interference covenants. Generally, the non-competition covenant prevents the executive from engaging in mortgage insurance or reinsurance or any business activities in which we or any of our affiliates are engaged (or has committed plans to engage) during executive's employment, and the non-interference covenant prevents the executive from soliciting or hiring our employees or those of our affiliates and from soliciting or inducing any of our customers, suppliers, licensees, or other business relations or those of our affiliates, to cease doing business without us, or reduce the amount of business conducted with, us or our affiliates, or in any manner interfering with our relationship with such parties.

        Pursuant to the 2009 Plan and the award agreement evidencing the one-time grants to each of our named executive officers in 2009, upon a termination of employment by us without "cause" or by the named executive officer for "good reason" (as such terms are defined in the applicable employment agreement) or by reason of death or "disability" (as defined in the applicable employment agreement), each named executive officer will be entitled to vest in 16.67% of their outstanding unvested common shares under the 2009 Plan. In addition, all unvested common shares awarded under our 2009 Plan held by each of the named executive officers will fully vest (but in no event in a percentage beyond the "investment percentage") upon a termination of employment by us other than for "cause" or by the named executive officer for "good reason" in connection with a "change in control" (as defined in the applicable employment agreement).

Decision Making Regarding Executive Compensation

Committee Authority

        The responsibilities of the compensation committee of our board of directors include:

  •
  Approving the goals and objectives relating to our chief executive officer's compensation, evaluating the performance of our chief executive officer in light of such goals and objectives, and setting the compensation of our chief executive officer based on this evaluation;

  •
  Approving the salaries and annual incentive awards of our other executive officers who report directly to our chief executive officer, including our executive vice president and each of our senior vice presidents, as well as our vice president and chief accounting officer, taking into account the recommendation of our chief executive officer and such other information as the compensation committee believes appropriate;

  •
  Administering our equity incentive plans, including authorizing restricted shares, restricted share units, performance units, options and other equity-based awards under these plans;

  •
  Retaining and terminating, in its sole discretion, third party consultants to assist in the evaluation of director and executive compensation (with sole authority to approve any such consultant's fees and other terms of engagement); and

  •
  Assessing the appropriate structure and amount of compensation for our directors.

        Our compensation committee's charter does not authorize the compensation committee to delegate any of its responsibilities under the compensation committee charter, other than off-cycle grants under our equity compensation plans to other persons, and except with respect to such off-cycle grants under our equity compensation plans the compensation committee has not delegated any of its responsibilities to other persons. The compensation committee has delegated certain authority under our 2013 Plan to a committee of our chief executive officer, chief financial officer and chief legal officer to make certain off-cycle restricted share and restricted shares unit awards under the 2013 Plan, but that delegation of authority does not pertain to the awards made to any of our executive officers, including our chief executive officer, or any non-employee of the Company.

Compensation Consultants

        Our compensation committee recognizes the importance of objective, independent expertise and advice in carrying out its responsibilities. In connection with our initial public offering in 2013, the compensation committee retained The Hay Group as its consultant. Our compensation committee selected The Hay Group as consultants because of its expertise and reputation. Neither we nor our directors or executive officers have any affiliation with The Hay Group or its executives and the engagement and scope of services of The Hay Group have been solely through our compensation committee.

        During 2013, our compensation consultants advised our compensation committee on executive compensation matters, plan design, industry trends and practices, and our pay-for performance alignment, including as measured relative to peers. As directed by the compensation committee, the consultants prepared analyses for the committee relating to all aspects of the compensation of our executives. They advised the committee on market practices regarding executive compensation, including annual incentive awards and long-term incentive pay, and reviewed our peer group and the market positioning of the compensation provided to our named executive officers and other senior executives. The consultants meet privately with the committee and individual committee members from time to time to plan for committee meetings and discuss executive compensation matters. The Hay Group does not provide other services to us. During 2013, we paid the Hay Group approximately $186,000 in the aggregate in consideration of its services to the compensation committee.

Role of Executives

        Our compensation committee seeks the views of our chief executive officer in setting and administering our executive compensation programs. In particular, at the beginning of each year, Mr. Casale oversees the development of corporate and individual goals for purposes of annual and long-term compensation. These goals are derived from our corporate business plan and include both quantitative measurements and qualitative considerations selected to reinforce and enhance achievement of our operating and growth objectives. The compensation committee reviews these goals with Mr. Casale, adopts revisions it deems appropriate and determines the final goals for compensation.

        Following the end of each year, Mr. Casale reviews with the compensation committee, at several meetings, the achievement of corporate, business unit/regional and individual goals and the performance of each other named executive officer and presents his evaluation of such executive officer's performance to the committee. Decisions about individual compensation elements and total compensation are made by the committee, using its judgment, focusing primarily on each named executive officer's performance against the officer's performance goals as well as our overall performance. With respect to the non-quantitative performance measures applicable to our executives, the compensation committee relies heavily on the views of Mr. Casale (other than as to himself). As chief executive officer, Mr. Casale oversees the day to day performance of the other named executive officers. As such, our compensation committee believes that he is well positioned to evaluate their performance and make recommendations as to their overall compensation.

        In addition to the role played by our chief executive officer, our other executive officers furnish such industry data and legal and financial analyses as the compensation committee requests from time to time.

Compensation Committee Interlocks and Insider Participation

        Roy J. Kasmar, Allan Levine and William Spiegel served as the members of our compensation committee in 2013. None of the members of our compensation committee is an officer or employee of our Company. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have adopted a related person transactions policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our audit committee. Subject to certain exceptions, any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons' immediate family members, in which the amount involved exceeds $120,000, will be required to be presented to our audit committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our audit committee any such related person transaction. In approving or rejecting the proposed transaction, our audit committee takes into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person's interest in the transaction and, if applicable, the impact on a director's independence. Under the policy, if we should discover related person transactions that have not been approved, our audit committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

        Other than compensation agreements and other arrangements which are described in the "Corporate Governance—Director Compensation" and "Executive Officers and Executive Compensation" sections of this proxy statement and the transactions described below, during the year ended December 31, 2013 there was not, and there is not currently proposed, any transaction or series of transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

        We believe that all of the transactions described below are on terms no less favorable to us than we could have obtained from unaffiliated third parties.

Subscription Agreement

        On March 25, 2010, in connection with the issuance of additional shares of class A common shares, we entered into the Amended and Restated Class A Common Share Subscription Agreement (the "subscription agreement") with Essent Intermediate, L.P., Valorina LLC, The Goldman Sachs Group, Inc., Aldermanbury Investments Limited, PPF Holdings II Ltd., Renaissance Re Ventures Ltd., Ithan Creek Master Investment Partnership (Cayman) II, L.P. and Ithan Creek Master Investors (Cayman) L.P. (collectively, the "Ithan Creek Entities"), Mark A. Casale, and certain other investors identified therein. Under the agreement, our shareholders were obligated to pay draws requested by us under certain enumerated circumstances up to their individual funding commitment in exchange for additional class A common shares. Any shareholder who declined or otherwise failed to fund its pro rata share of the draw forfeited certain rights under the subscription agreement and related documents. Our right to make draws under the agreement terminated upon the consummation of our initial public offering in November 2013, although certain indemnification and other covenants will survive. As of the consummation of our initial public offering, we had drawn approximately $438 million in the aggregate under the agreement.

Shareholders Agreement

        We and Essent Intermediate, L.P., Valorina LLC, The Goldman Sachs Group, Inc., Aldermanbury Investments Limited, PPF Holdings II Ltd., Renaissance Re Ventures Ltd., the Ithan Creek Entities, Commonwealth Annuity and Life Reinsurance Company Limited, Mark A. Casale, and certain other investors identified therein entered into a shareholders agreement on February 6, 2009, as amended or supplemented from time to time, or the shareholders agreement, in connection with our subscription agreement, which, among other provisions, placed certain restrictions on the transfers of shares by the shareholders party thereto. The shareholders agreement also permitted certain shareholders to force a sale of us. In addition, the shareholders agreement provided certain shareholders party thereto with preemptive rights to purchase newly issued securities. Certain of our shareholders were also entitled to appoint members of our board of directors and board observers. The shareholders agreement terminated upon the consummation of our initial public offering in November 2013.

Registration Rights Agreement

        On October 3, 2013, we entered into an amended and restated registration rights agreement with Essent Intermediate, L.P., Pine Brook Essent Co-Invest, L.P., Valorina LLC, The Goldman Sachs Group, Inc., Aldermanbury Investments Limited, PPF Holdings II Ltd., Renaissance Re Ventures Ltd., the Ithan Creek Entities, Commonwealth Annuity and Life Reinsurance Co. Ltd., Mark A. Casale, and certain other shareholders identified therein, or the registration rights agreement, which amended the previous agreement, entered into in connection with the subscription agreement, pursuant to which certain shareholders have registration rights with respect to their registrable shares (as defined in the registration rights agreement) as set forth below.

        Demand Rights.    At any time after six months of our initial public offering of equity securities (which was completed in November 2013), certain shareholders will have the right to demand registration of all or a portion of such shareholder's registrable shares. Any shareholder proposing to distribute their registrable shares through an underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters that is mutually agreeable to us and the shareholders holding a majority-in-interest of the registrable shares that the shareholders requested for inclusion in such registration.

        Shelf Registration.    Upon becoming eligible to file a registration statement on Form S-3 (or any successor form relating to secondary offerings), we have agreed register all of the then registrable shares. Certain shareholders have the right to demand an underwritten offering be effected under the registration statement on Form S-3.

        Piggyback Rights.    Certain other shareholders have the right to elect to have included in any demand registration all or a portion of such shareholder's shares. In the event that we propose to register any of our shares pursuant to a registration statement, certain shareholders have the right to elect to have included in such registration all or a portion of such shareholder's shares.

        Blackout Periods.    We have the ability, subject to certain conditions, to delay the filing of a registration statement or suspend the use of a prospectus in connection with an underwritten demand request for a reasonable period of time which shall not exceed two occasions or 60 days in any 12-month period.

        Registration Limitations.    Any registration conducted pursuant to the registration rights agreement is subject to customary cutback provisions, as well as size, number and timing limitations as set forth therein, including that any demand for the registration of a shareholder's registrable shares must relate to an offering where the aggregate gross proceeds are reasonably expected to be at least $50 million.

        Indemnification; Expenses; Lock-ups.    We have agreed to indemnify the applicable selling shareholder (including each member, manager, partner, officer and director thereof and legal counsel and independent accountant thereto), each underwriter of such seller of such registrable shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934 against any expenses, losses, claims, damages or liabilities resulting from any untrue statement or omission of material fact contained in any registration statement, prospectus or any amendment or supplement to such registration statement, unless such liability arose from the applicable selling shareholder's misstatement or omission, and the applicable selling shareholder has agreed to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration expenses of all registrations under the registration rights agreement, provided, however, that if a demand registration is withdrawn at the request of the shareholders requesting such registration (other than as a result of information concerning the business or financial condition of the Company that is made known in writing to the shareholders requesting registration after the date on which such registration was requested) and if the requesting shareholders elect not to have such registration counted as a demand registration or shelf takedown, the requesting shareholders will pay the registration expenses of such registration pro rata in accordance with the number of their registrable shares requested to be included in such registration. In connection with any public offering, each shareholder, and officer or director of the Company, if requested by us and the underwriters managing such public offering, agree not to sell or otherwise transfer or dispose of any registrable shares or, with respect to certain shareholders only, other securities of the Company, held by such shareholder (other than those registrable shares included in the public offering) for a specified period of time not to exceed 90 days from the effective date of such registration.

Fee Agreement

        On February 6, 2009, we entered into a fee agreement with Essent Intermediate, L.P., The Goldman Sachs Group, Inc., Aldermanbury Investments Limited, Valorina LLC, Renaissance Re Ventures Ltd., PPF Holdings II Ltd., HSBC Equity Partners USA, L.P., HSBC Private Equity Partners II USA LP and Mark Casale, pursuant to which we agreed to provide an annual fee to each such shareholder (other than those that defaulted in their obligations for draws under the subscription agreement) in an amount equal to each shareholder's pro rata share (based upon amounts invested by the shareholder as a percentage of aggregate investments by all such shareholders pursuant to the subscription agreement) of the lesser of (a) 0.75% of the total amount invested in us by the investors in a given calendar year, or (b) $2.3 million. Annual fees began to accrue on December 18, 2009, which was the date that the total amount invested under the subscription agreement was at least $100 million. The fee agreement terminated on December 5, 2012. We made aggregate payments of $3.3 million under the fee agreement.

Management Rights Agreements

        On February 6, 2009, we entered into a management rights agreement with Essent Intermediate, L.P., and on March 25, 2010, we entered into a management rights agreement with the Ithan Creek Entities.

        Pursuant to these management rights agreements, and in connection with Intermediate's and the Ithan Creek Entities' purchase of class A common shares of the Company, we provided these parties with certain rights, including:

  •
  the right to have an observer attend our board meetings;

  •
  the right to meet with our management after each board meeting to review and discuss actions taken by the board;

  •
  the right to inspect our books and records;

  •
  the right to receive notice of each board meeting and copies of all materials received by members of the board;

  •
  the right to consult with our management on matters relating to the business and affairs of the company; and

  •
  the right to visit and inspect the Company's premises.

        The rights afforded under the management rights agreements terminated upon the consummation of our initial public offering in November 2013.

Pine Brook Shareholders Agreement

        Upon consummation of our initial public offering in November 2013, we entered into a shareholders agreement with Pine Brook, pursuant to which, for so long as Pine Brook holds at least 35% of the shares held by it at the consummation of this offering, Pine Brook has the right to nominate one Class III director to our board of directors at each annual general meeting of shareholders at which the term of a Pine Brook designee expires. In addition, we have agreed to use commercially reasonable efforts to take all necessary and desirable actions within our control to cause the election, removal and replacement of such designee in accordance with the shareholders agreement and applicable law.

Goldman Sachs Discretionary Advisory Agreement

        On February 5, 2010, we entered into a discretionary advisory agreement with Goldman Sachs Asset Management, L.P., or GSAM, an affiliate of The Goldman Sachs Group, Inc., one of our shareholders, pursuant to which GSAM was appointed as an investment adviser, operating within our stated investment guidelines, for an account representing a certain portion of our assets. Under the agreement, GSAM receives annual fees at a rate of 12.75 basis points on the first $1.0 billion, 10.00 basis points on the next $1.0 billion and 8.00 basis points on any balance above $2.0 billion, with a minimum annual fixed fee of $300,000 per calendar year starting January 1, 2013. The agreement is terminable upon 45 days' written notice by GSAM or 30 days by us and was entered into in the ordinary course of business on similar terms to agreements executed with non-related parties.

JPMorgan Chase Master Policy Agreement

        On December 22, 2010, we entered into a master policy agreement with JPMorgan Chase Bank, NA, or JPMorgan Chase, an affiliate of Aldermanbury Investments Ltd., one of our shareholders, pursuant to which we provide a mortgage guaranty insurance master policy. Pursuant to this master policy, in consideration for premiums paid by JPMorgan Chase on each loan for which JPMorgan Chase and we agree to extend a commitment, we agree to insure JPMorgan Chase for defaults on any such loan. The term of the policy is connected to each loan for which we have extended a commitment. The master policy may not be cancelled by us for as long as any certificate issued under the master policy remains in force. However, we are under no obligation to issue any certificates under the master policy and we may cease issuing new certificates without prior notice to JPMorgan Chase. JPMorgan Chase may cancel the policy by cancelling all outstanding certificates previously issued under the master policy. In connection with the master policy agreement, we further executed a clarity letter agreement, providing further detail to JPMorgan Chase on our loan review program, and a dispute resolution agreement, governing the method by which we and JPMorgan Chase agree to resolve claims disputes. Each of these, along with any ancillary documents to the master policy agreement, were negotiated at arm's length, in the ordinary course of business and on similar terms to agreements executed with non-related parties. During the year ended December 31, 2013, we earned approximately $6.8 million of revenue, representing approximately 5.5% of our revenue for the period, under this master policy agreement.

BHC Act Agreement

        Because of The Goldman Sachs Group, Inc.'s status as a bank holding company under the Bank Holding Company Act of 1956, as amended, or the BHC Act, we are subject to certain restrictions on our activities imposed by The Goldman Sachs Group, Inc. that are intended to facilitate compliance with the BHC Act. In particular, The Goldman Sachs Group, Inc. has rights to conduct audits on, and access certain information of, us and will have certain rights to review the policies and procedures that we implement to comply with the laws and regulations that relate to our activities. In addition, we are obligated to provide The Goldman Sachs Group, Inc. with notice of certain events and business activities and cooperate with The Goldman Sachs Group, Inc. to mitigate potential adverse consequences resulting therefrom. These restrictions remain in effect as long as the Federal Reserve deems us to be a subsidiary of The Goldman Sachs Group, Inc. under the BHC Act.

Wellington Investment Management Agreement

        On December 31, 2013, we entered into an investment management agreement with Wellington Management Company, LLP, or Wellington, an affiliate of one of our shareholders, pursuant to which Wellington was appointed as an investment adviser, operating within our stated investment guidelines, for an account representing a certain portion of our assets. Under the investment management agreement, Wellington receives annual fees at a rate of 15 basis points on the first $200 million, 12 basis points on the next $300 million and 9 basis points on any balance above $500 million, with a minimum annual fixed fee of $300,000 per year starting April 1, 2014. The investment management agreement is terminable upon 30 days' written notice by either party and was entered into in the ordinary course of business on similar terms to agreements executed with non-related parties.

SECURITIES OWNERSHIP

        The following table sets forth information as of March 21, 2014 regarding the beneficial ownership of our common shares by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors, (3) each of our named executive officers named in the Summary Compensation Table appearing elsewhere in this proxy statement, (4) all of our directors and executive officers as a group.

        Except as indicated below, to our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person "beneficially owns," as determined by the rules of the SEC. The SEC has defined "beneficial" ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

        As of March 21, 2014, there were a total of 86,493,803 common shares issued and outstanding. Except as noted below, the address for all beneficial owners in the table below is c/o Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11 Bermuda.

Name of Beneficial Owner	Shares Owned	Percentage
5% or more Shareholders:
PBRA (Cayman) Company and certain affiliates(1)	15,597,726	18.0%
Commonwealth Annuity and Life Reinsurance Company Limited(2)	7,548,863	8.7%
Soros Fund Management LLC(3)	7,548,618	8.7%
The Goldman Sachs Group, Inc.(4)	6,040,745	7.0%
Wellington Management Company, LLC and certain of its advisory clients(5)	5,254,858	6.1%
PartnerRe Ltd.(6)	5,032,575	5.8%
RenaissanceRe Ventures Ltd.(7)	5,032,575	5.8%
JPMorgan Chase & Co.(8)	4,708,229	5.4%
Directors, Director Nominees and Executive Officers:
Mark A. Casale(9)	2,599,484	3.0%
Adolfo F. Marzol(10)	541,997	*
Vijay Bhasin(11)	310,880	*
William Spiegel(12)	15,597,726	18.0%
Robert Glanville(12)	15,597,726	18.0%
Allan Levine(13)	7,548,863	8.7%
Vipul Tandon(14)	7,548,618	8.7%
Aditya Dutt(15)	5,032,575	5.8%
Andrew Turnbull(16)	5,032,575	5.8%
Roy J. Kasmar(17)	1,444	*
Douglas J. Pauls	0	*
All directors and executive officers as a group (14 persons)	44,854,700	51.9%

*
Represents beneficial ownership of less than 1%.

(1)
Information regarding beneficial ownership of our common shares by PBRA (Cayman) Company and certain related entities is included herein based on a Schedule 13D filed with the SEC on

  November 12, 2013, relating to such shares beneficially owned as of such date. Consists of (i) 12,063,295 shares held by Essent Intermediate, L.P. and (ii) 3,534,431 shares held by Pine Brook Essent Co-Invest, L.P. PBRA (Cayman) Company is the general partner of such entities and therefore may be deemed to have voting or dispositive power over the shares owned by such entities. PBRA (Cayman) Company disclaims beneficial ownership of such shares except to the extent of any indirect pecuniary interest therein. The address for these entities is c/o Pine Brook Road Partners LLC, 60 East 42nd Street, 50th Floor, New York, NY 10165.

(2)
Information regarding beneficial ownership of our common shares by Commonwealth Annuity and Life Reinsurance Company Limited ("CWA Re") and certain related entities is included herein based on a Schedule 13G filed with the SEC on February 14, 2014, relating to such shares beneficially owned as of December 31, 2013. CWA Re is a wholly owned subsidiary of Commonwealth Re Midco ("Midco"), which is a wholly owned subsidiary of Global Atlantic Financial Life Limited ("GAFL"), which is a wholly owned subsidiary of Global Atlantic Financial Group Limited ("GAFG"). By virtue of these relationships, GAFG, Midco, GAFL and certain other wholly owned intermediate holding companies may be deemed to beneficially own the shares held by CWA Re. The address for these entities is Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM10, Bermuda.

(3)
Information regarding beneficial ownership of our common shares by Soros Fund Management LLC ("SFC LLC"), George Soros and Robert Soros is included herein based on a Schedule 13G filed with the SEC on February 13, 2014, relating to such shares beneficially owned as of December 31, 2013. Shares held for the account of Valorina LLC, a Delaware limited liability company ("Valorina"), which is wholly owned by and solely managed and controlled by Quantum Strategic Partners Ltd., a Cayman Islands exempted company ("QSP"). SFC LLC serves as principal investment manager to QSP. As such, SFM LLC has been granted investment discretion over portfolio investments, including these shares, held for the account of Valorina. George Soros, a U.S. citizen, serves as Chairman of SFM LLC and Robert Soros, a U.S. citizen (collectively with George Soros and SFM LLC, the "SFM Persons") serves as President and Deputy Chairman of SFM LLC. The principal business address of each of the SFM Persons is 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

(4)
Information regarding beneficial ownership of our common shares by The Goldman Sachs Group Inc. ("Goldman Sachs") and certain related entities is included herein based on a Schedule 13G filed with the SEC on February 14, 2014, relating to such shares beneficially owned as of December 31, 2013. Reflects shares beneficially owned by certain operating units (collectively, the "Goldman Sachs Reporting Units") of Goldman Sachs and its subsidiaries and affiliates (collectively, "GSG"), and does not reflect securities, if any, beneficially owned by any operating units of GSG whose ownership of securities is disaggregated from that of the Goldman Sachs Reporting Units. The Goldman Sachs Reporting Units disclaim beneficial ownership of the securities beneficially owned by (i) any client accounts with respect to which the Goldman Sachs Reporting Units or their employees have voting or investment discretion or both, or with respect to which there are limits on their voting or investment authority or both and (ii) certain investment entities of which the Goldman Sachs Reporting Units act as the general partner, managing general partner or other manager, to the extent interests in such entities are held by persons other than the Goldman Sachs Reporting Units.

Goldman Sachs maintains an ownership interests in GAFG. Goldman Sachs does not have the power to vote, to direct the voting of, or to dispose, or to direct the disposition of, GAFG's indirectly held interests in the Company, and accordingly Goldman Sachs disclaims beneficial ownership of the Company's shares held indirectly by GAFG. See footnote 2 for an explanation of GAFG's holdings.

  The address for the Goldman Sachs Reporting Units is 200 West Street, New York, NY 10282

(5)
Information regarding beneficial ownership of our common shares by Wellington Management Company, LLC ("Wellington Management") is included herein based on a Schedule 13G filed with the SEC on February 14, 2014, relating to such shares beneficially owned as of December 31, 2013. Reflects shares owned of record by clients of Wellington Management, in its capacity as investment adviser for such clients. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities, except Ithan Creek Master Investors (Cayman) L.P., which beneficially holds 4,687,258 shares. The address for these entities is c/o Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210.

(6)
Information regarding beneficial ownership of our common shares by PartnerRe Ltd ("PRE") and certain related entities is included herein based on a Schedule 13G filed with the SEC on February 12, 2014, relating to such shares beneficially owned as of December 31, 2013. Shares held by PPF Holdings II Ltd. ("PPF II"), which is a wholly owned subsidiary of PRE. PartnerRe Principal Finance Inc. ("PPF"), a wholly owned subsidiary of the reporting person, acts as investment advisor for PPF II. By virtue of these relationships, PRE and PPF may be deemed to have voting and dispositive power over the shares held by PPF II. The address for these entities is Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

(7)
Information regarding beneficial ownership of our common shares by RenaissanceRe Ventures Ltd. ("RenaissanceRe Ventures") and certain related entities is included herein based on a Schedule 13G filed with the SEC on February 11, 2014, relating to such shares beneficially owned as of December 31, 2013. RenaissanceRe Ventures is a wholly owned subsidiary of Renaissance Other Investments Holdings II Ltd. ("ROIHL II"), which in turn is a wholly owned subsidiary of RenaissanceRe Holdings Ltd. ("RenaissanceRe"). By virtue of these relationships, RenaissanceRe and ROIHL II may be deemed to have voting and dispositive power over the shares held by RenaissanceRe Ventures. The address for these entities is 12 Crow Lane, Pembroke HM19, Bermuda.

(8)
Information regarding beneficial ownership of our common shares by JP Morgan Chase & Co. ("JPM") and certain related entities is included herein based on a Schedule 13G filed with the SEC on February 11, 2014, relating to such shares beneficially owned as of December 31, 2013. Represents shares held by Aldermanbury Investments Limited, J.P. Morgan Clearing Corp. and J.P. Morgan Whitefriars Inc., each of which is a wholly owned subsidiary of JPM. The address for these entities is c/o JPMorgan Chase & Co., 270 Park Avenue, New York, NY 10017.

(9)
The total shares held by Mr. Casale include (i) 937,500 restricted shares subject to time-based and performance-based vesting, with any shares becoming earned based upon our compounded annual book value per share growth percentage during a three-year performance period commencing January 1, 2014, vesting on the one year anniversary of the completion of the performance period, and (ii) 312,500 restricted shares subject to time-based vesting, vesting in equal annual installments during the four-year period commencing January 1, 2014.

(10)
The total shares held by Mr. Marzol include (i) 120,390 restricted shares that will vest on June 1, 2014, (ii) 41,776 restricted shares subject to time-based and performance-based vesting, with any shares becoming earned based upon our compounded annual book value per share growth percentage during a three-year performance period commencing January 1, 2014, 37,500 shares of which will vest on January 1, 2018, and 4,276 shares of which will vest on March 1, 2017, and (iii) 41,776 restricted shares subject to time-based vesting, 37,500 shares of which will vest equal annual installments during the three-year period commencing January 1, 2014, and 4,276 shares of which will vest in equal annual installments during the three-year period commencing March 1, 2014.

(11)
The total shares held by Mr. Bhasin include (i) 48,157 restricted shares that will vest on June 1, 2014, (ii) 69,404 restricted shares subject to time-based vesting, of which 26,355 shares will vest on January 1, 2015, 19,184 restricted shares will vest on January 1, 2016, 20,343 shares will vest on January 1, 2017, and 3,522 shares will vest in equal annual installments during the three-year period commencing March 1, 2014, and (iii) 41,021 restricted shares subject to time-based and performance-based vesting, with any shares becoming earned based upon our compounded annual book value per share growth percentage during a three-year performance period commencing January 1, 2014, 37,500 shares of which will vest on January 1, 2018 and 3,521 shares will vest on March 1, 2017.

(12)
Represents shares owned by Essent Intermediate and Essent Co-Invest. Neither Mr. Spiegel nor Mr. Glanville own any shares of the Company. Mr. Spiegel and Mr. Glanville, directors of PBRA (Cayman) Company, the general partner of Essent Intermediate and Essent Co-Invest, disclaim beneficial ownership of any shares held by Essent Intermediate and Essent Co-Invest. The address for Mr. Spiegel and Mr. Glanville is c/o Pine Brook Road Partners LLC, 60 East 42nd Street, 50th Floor, New York, NY 10165.

(13)
Represents shares owned by CWA Re. Mr. Levine does not own any shares of the Company. Mr. Levine, the chief executive officer and chairman of GAFG, the indirect parent of CWA Re, disclaims beneficial ownership of any shares held by CWA Re. The address for Mr. Levine is Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM10, Bermuda.

(14)
Represents shares beneficially owned by SFM LLC. Mr. Tandon does not own any shares of the Company. Mr. Tandon, a managing director of SFM LLC, beneficially owned by SFM LLC. The address for Mr. Tandon is 888 Seventh Avenue, 33rd Floor, New York, New York 10106.

(15)
Represents shares beneficially owned by RenaissanceRe Ventures. Mr. Dutt does not own any shares of the Company. Mr. Dutt, the president of RenaissanceRe Ventures and a senior vice president of RenaissanceRe, the indirect parent of RenaissanceRe Ventures, disclaims beneficial ownership of any shares held by RenaissanceRe Ventures. The address for Mr. Dutt is 12 Crow Lane, Pembroke HM19, Bermuda.

(16)
Represents shares beneficially owned by PPF II. Mr. Turnbull does not own any shares of the Company. Mr. Turnbull, the group strategy and business development officer of PRE, the indirect parent of PPF, disclaims beneficial ownership of any shares held by PPF II. The address for Mr. Turnbull is Wellesley House South, 90 Pitts Bay Road, Pembroke HM08, Bermuda.

(17)
Consists of shares held by Kazmar Co. LLC. Mr. Kasmar is the sole member and the President of Kazmar Co. LLC and therefore may be deemed to have voting and dispositive power over the shares held by Kazmar Co. LLC.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        At the Annual Meeting, shareholders will elect:

  •
  three individuals to serve as Class I directors and hold office until our 2015 Annual General Meeting of Shareholders;

  •
  three individuals to serve as Class II directors and hold office until our 2016 Annual General Meeting of Shareholders; and

  •
  three individuals to serve as Class III directors and hold office until our 2017 Annual General Meeting of Shareholders

        Nominees were recommended and approved for nomination by the corporate governance and nominating committee of our board of directors. The directors shall serve until their successors have been duly elected and qualified or until any such director's earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the nine nominees recommended by our board of directors unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates.

        If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our board of directors may reduce the number of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.

        The names of each of each of each of the persons who have been nominated to stand for election at the Annual Meeting are as follows:

Class I Directors (whose term (if elected) expires in 2015):
Aditya Dutt
Roy J. Kasmar
Andrew Turnbull
Class II Directors (whose term (if elected) expires in 2016):
Robert Glanville
Allan Levine
Vipul Tandon
Class III Directors (whose term (if elected) expires in 2017):
Mark A. Casale
Douglas J. Pauls
William Spiegel

        We did not pay a fee to any third party to identify or evaluate any of the potential nominees. The Company did, however, engage and pay a fee to a third party to identify Mr. Pauls as a potential nominee for our board of directors prior to his appointment to the board in December 2013. Please see the discussion under "Board of Directors" in this proxy statement for information concerning each of our nominees for director.

Required Vote and Recommendation

        Directors are elected by a majority of votes cast at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2: RE-APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM AND REFERRAL OF THE DETERMINATION
OF THE AUDITIORS' COMPENSATION TO THE BOARD OF DIRECTORS

        Upon the recommendation of our audit committee, our board of directors proposes that our shareholders re-appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm to serve for the year ended December 31, 2014 and until the 2015 Annual General Meeting of Shareholders. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting to make any statement he or she may desire and to respond to appropriate questions from shareholders. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors' compensation to our board of directors.

        In deciding to recommend the re-appointment of PricewaterhouseCoopers LLP, our audit committee noted that there were no auditor independence issues raised with PricewaterhouseCoopers LLP.

        Our audit committee reviews audit and non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In its review of non-audit service fees, the audit committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the audit committee and its activities with PricewaterhouseCoopers LLP can be found under "Corporate Governance—Meetings and Committees of our Board of Directors—Audit Committee" in this proxy statement.

Required Vote and Recommendation

        Re-appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast on the matter. If our shareholders do not vote to re-appoint PricewaterhouseCoopers LLP, our audit committee will reconsider the re-appointment of PricewaterhouseCoopers LLP. Even if our shareholders do vote to re-appoint PricewaterhouseCoopers LLP, our audit committee retains the discretion to reconsider its re-appointment if the audit committee believes it necessary to do so in the best interest of us and our shareholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-APPOINTMENT OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO SERVE FOR THE YEAR ENDED DECEMBER 31, 2014 AND UNTIL THE 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS AND THE REFERRAL OF THE DETERMINATION OF THE AUDITORS' COMPENSATION TO OUR BOARD OF DIRECTORS.

Fees Paid to Independent Registered Public Accounting Firm

        Aggregate fees for professional services rendered to us or on our behalf by PricewaterhouseCoopers LLP for the years ended December 31, 2012 and 2013 are as follows:

	2012	2013
Audit Fees	$237,796	$469,345
Audit-Related Fees	$11,900	$567,536
Tax Fees	$9,690	$202,334
All Other Fees	$0	$0

        Audit Fees.    Audit fees for 2012 and 2013 were for professional services rendered for the audits of our consolidated financial statements, review of the interim consolidated financial statements, and services that generally only the independent registered public accounting firm can reasonably provide, including statutory audits, consents and assistance with and review of documents filed with the state insurance commissions

        Audit-Related Fees.    Audit related fees for 2012 and 2013 are fees billed assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under "Audit Fees", including services related to consultation on reporting matters. Audit-related fees for 2013 include professional services rendered in connection with our initial public offering and Form S-8 and other filings with the SEC in 2013.

        Tax Fees.    Tax fees for 2012 and 2013 were for compliance, tax advice, and tax planning.

        All Other Fees.    There were no other fees paid for 2012 or 2013.

Pre-Approval of Services

        All services provided by PricewaterhouseCoopers LLP in the years ended December 31, 2012 and 2013 were pre-approved by the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The audit committee has adopted pre-approval policies and procedures for audit and non-audit services. The audit services provided by PricewaterhouseCoopers LLP are approved in advance by the audit committee. Under its pre-approval policy, the audit committee has delegated authority to its chairman to pre-approve audit-related and non-audit services the cost of which will not exceed $25,000; provided, that the chairman is required to report any pre-approval decisions to the audit committee at its next meeting. Any services that exceed the pre-approved dollar limit require specific pre-approval by the audit committee. The engagement of PricewaterhouseCoopers LLP for non-audit accounting and tax services is limited to circumstances where these services are considered to be integral to the audit services that PricewaterhouseCoopers LLP provides or where there is another compelling rationale for using PricewaterhouseCoopers LLP. All audit, audit-related and permitted non-audit services for which PricewaterhouseCoopers LLP was engaged were pre-approved by the audit committee in compliance with applicable SEC requirements.

        We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or any of our subsidiaries.

Report of the Audit Committee

        The audit committee of our board of directors assists our board of directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the audit committee's charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.

        In the performance of its oversight function, the audit committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2013 with management and with our independent registered public accounting firm. In addition, the audit committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements. The audit committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm's communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm that firm's independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

        Based on the review and discussions with management and our independent registered public accounting firm described above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC.

Audit Committee
Douglas J. Pauls, Chairman Aditya Dutt Robert Glanville Vipul Tandon Andrew Turnbull

        The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

 ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers, members of our board of directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to us, or written representations that no annual statements of beneficial ownership of securities on Form 5 were required to be filed, we believe that during the year ended December 31, 2013 our officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

Annual Report to Shareholders

        Our Annual Report on Form 10-K for the year ended December 31, 2013 has been posted, and is available without charge, on our corporate website at www.essentgroup.com. In addition, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2013 (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common shares. Requests can be made by writing to Secretary, Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

Other Business at the Annual Meeting

        Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual General Meeting of Shareholders. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

        Our financial statements for the year ended December 31, 2013 and the auditors' report thereon will be formally presented at the Annual Meeting, but no shareholder action is required thereon.

Shareholder Proposals and Director Nominations for the 2015 Annual General Meeting of Shareholders

        Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2015 Annual General Meeting of Shareholders must be received by us no later than December 5, 2014 and must comply with the requirements of the proxy rules promulgated by the SEC.

        In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2015 Annual General Meeting of Shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder's notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (A) not prior to January 6, 2015 nor later than February 5, 2015 or (B) in the event that the 2014 Annual Meeting of Shareholders is held prior to April 6, 2015 or after June 5, 2015, notice by the shareholder must be so received not earlier than the 120th day prior to the annual meeting and not later than the later of the 70th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Secretary at Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ESSENT GROUP LTD. May 6, 2014 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENRAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2014: The Notice of Annual Meeting, Proxy Statement and 2013 Annual Report to Shareholders are available on our website at http://www.essentgroup.com. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors O Aditya Dutt Class I Director O Roy J. Kasmar Class I Director O Andrew Turnbull Class I Director O Robert Glanville Class II Director O Allan Levine Class II Director O Vipul Tandon Class II Director O Mark A. Casale Class III Director O Douglas J. Pauls Class III Director O William Spiegel Class III Director 2. REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLPAS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2014 AND UNTIL THE 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO REFER THE DETERMINATION OF THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2014 Annual General Meeting of Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20930000000000001000 2 050614 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Aditya Dutt Class I Director O Roy J. Kasmar Class I Director O Andrew Turnbull Class I Director O Robert Glanville Class II Director O Allan Levine Class II Director O Vipul Tandon Class II Director O Mark A. Casale Class III Director O Douglas J. Pauls Class III Director O William Spiegel Class III Director 2. REAPPOINTMENT OF PRICEWATERHOUSECOOPERS LLPAS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2014 AND UNTIL THE 2015 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO REFER THE DETERMINATION OF THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2014 Annual General Meeting of Shareholders. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL GENERAL MEETING OF SHAREHOLDERS OF ESSENT GROUP LTD. May 6, 2014 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 . PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 20930000000000001000 2 050614 COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENRAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2014: The Notice of Annual Meeting, Proxy Statement and 2013 Annual Report to Shareholders are available on our website at http://www.essentgroup.com. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 ESSENT GROUP LTD. Proxy for Annual General Meeting of Shareholders on May 6, 2014 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Mark A. Casale and Lawrence E. McAlee, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Essent Group Ltd., to be held May 6, 2014 at the Fairmont Southampton Hotel, 101 South Shore Road, Southampton SN02, Bermuda, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.)